                                                                      EXHIBIT 16

                         [J. S. OSBORN, P.C. LETTERHEAD]

                         -----------------------------

                                  March 1, 1999



Everett Sparks
Centre Capital Corporation
1861 Brown Blvd., Suite 759
Arlington, Texas 76006

Dear Mr. Sparks:

This is to confirm that the client-auditor relationship between Centre Capital Corporation and J.S. Osborn, P.C. has ceased.



                                  Respectfully,

                                  /S/ JOHN S. OSBORN

                                  John S. Osborn



cc:    Office of the Chief Accountant
       SECPS Letter File
       Securities and Exchange Commission
       Mail Stop 9-5
       450 Fifth Street, N.W.
       Washington, D.C. 20549









JSO/dj